EXHIBIT 10.3

LAURUS MASTER FUND, LTD.

VALENS OFFSHORE SPV I, LTD.

VALENS OFFSHORE SPV II, CORP.

VALENS U.S. SPV I, LLC

PSOURCE STRUCTURED DEBT LIMITED

c/o Valens Capital Management, LLC

and Laurus Capital Management, LLC

335 Madison Avenue, 10th Floor

New York, New York 10017

July 31, 2008

Biovest International, Inc.

377 Plantation Street

Worcester, MA 01605

Attn:    Chief Financial Officer

Re:	Amendment Agreement

Ladies and Gentlemen:

Reference is made to (a) that certain Note and Warrant Purchase Agreement dated as of March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “March 2006 Laurus Purchase Agreement”) by and between Laurus Master Fund, Ltd. (“Laurus”) and Biovest International, Inc. (“Biovest”); (b) that certain Secured Promissory Note dated March 31, 2006 (as amended, supplemented, restated or modified from time to time, the “ Laurus March 2006 Note”) in the original principal amount of $7,799,000 issued by Biovest in favor of Laurus; (c) the Related Agreements (as defined in the March 2006 Laurus Purchase Agreement); (d) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens US Purchase Agreement”) by and between Valens U.S. SPV I, LLC (“Valens US”) and Biovest; (e) that certain Secured Promissory Note dated October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens US October 2007 Note”) in the original principal amount of $245,000 issued by Biovest in favor of Valens US; (f) the Related Agreements (as defined in the October 2007 Valens US Purchase Agreement); (g) that certain Note Purchase Agreement dated as of October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “October 2007 Valens Offshore II Purchase Agreement”) by and between Valens Offshore SPV II, Corp. (“Valens Offshore II”) and Biovest; (h) that certain Secured Promissory Note dated October 30, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens Offshore II October 2007 Note”) in the original principal amount of $255,000 issued by Biovest in favor of Valens Offshore II; (i) the Related Agreements (as defined in the October 2007 Valens Offshore II Purchase Agreement); (j) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens US Purchase Agreement”) by and between Valens US and Biovest; (k) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens US December 2007 Note”) in the original principal amount of $4,900,000 issued by Biovest in favor of Valens US; (l) the Related Agreements (as defined in the December 2007 Valens US Purchase Agreement); (m) that certain Note Purchase Agreement dated as of December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “December 2007 Valens Offshore II Purchase Agreement”) by and between Valens Offshore II and Biovest; (n) that certain Secured Promissory Note dated December 10, 2007 (as amended, supplemented, restated or modified from time to time, the “Valens Offshore II December 2007 Note”, and collectively with the Laurus March 2006 Note, the Valens US October 2007 Note, the Valens Offshore II October 2007 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note, the “Existing Notes”) in the original principal amount of $3,600,000 issued by Biovest in favor of Valens Offshore II; and (o) the Related Agreements (as defined in the December 2007 Valens Offshore II Purchase Agreement) (the documents, instruments and agreements identified in clauses (a) through (o), collectively, the “Documents”). Pursuant to one or more instruments of assignment, Laurus, Valens US and Valens Offshore II have, from time to time, assigned some or all of their respective rights, title and interest in certain of the Documents and all collateral security therefor to Valens Offshore I, Ltd (“Valens Offshore I”) and PSource Structured Debt Limited (“PSource”, and together with Laurus, Valens US, Valens Offshore I and Valens Offshore II, collectively, the “Creditor Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Existing Notes, as applicable.

Biovest has requested that the Creditor Parties (i) extend the Maturity Date of each of the Existing Notes to July 31, 2009 and (ii) eliminate the requirement that Biovest make amortizing monthly payments of principal with respect to the Laurus March 2006 Note, and the Creditor Parties are willing to do so on the terms and conditions hereinafter set forth.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biovest and the Creditor Parties hereby agree to, and acknowledge, the following:

The Maturity Date under each of the Existing Notes is hereby extended to July 31, 2009.

Section 1.4 of the Laurus March 2006 Note is deleted and replaced in its entirety with the following:

“Principal Repayment. The entire outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.”

Section 1.1 of each of the Laurus March 2006 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note is deleted and replaced in its entirety with the following:

“Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to thirty percent (30%) per annum (the “Contract Rate”). Interest shall be calculated on the basis of a 360 day year. Interest in the amount of ten percent

(10%) per annum on the Principal Amount shall be payable monthly, in arrears, commencing on September 1, 2008, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise. Interest in the amount of twenty percent (20%) per annum on the Principal Amount shall accrue and shall be payable on the Maturity Date, whether by acceleration or otherwise, and as part of any prepayment of the Principal Amount required pursuant to the terms hereof or in any Related Agreement.

Section 3.3 of each of the Existing Notes is deleted and replaced in its entirety with the following:

“Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”). The Default Payment shall equal 100% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. For clarification, the Default Payment shall not result in a premium above the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 3.3.”

In consideration of the Creditor Parties’ agreement to the transactions contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biovest hereby agrees to pay to the Creditor Parties the aggregate sum of $4,404,328.55 (the “Payment”) with respect to the outstanding principal amount evidenced by the Laurus March 2006 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note. The Payment shall be deemed fully earned on the date hereof and shall be paid ratably to the holders of the Laurus March 2006 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note at such time as Biovest is required to repay any or all of the outstanding principal balance evidenced by the Laurus March 2006 Note, the Valens US December 2007 Note and/or the Valens Offshore II December 2007 Note in accordance with the terms of the Documents, as amended hereby, whether at the Maturity Date (as defined in the Laurus March 2006 Note, the Valens US December 2007 Note and the Valens Offshore II December 2007 Note), upon acceleration, prepayment or otherwise.

Biovest has informed the Creditor Parties that it, and/or one or more of its subsidiaries, may enter into a licensing arrangement or other arrangement with a third party (each, a “Third Party Arrangement”) to provide for the manufacture, distribution, sale and/or commercialization of its proprietary product, BiovaxID, and in consideration of the Creditor Parties’ agreement to the transactions contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biovest hereby agrees that it shall, and shall cause each of its applicable subsidiaries to, (i) provide the Creditor Parties with not less than five (5) Business Days prior written notice of its intention to enter into any such Third Party Arrangement and shall provide the Creditor Parties with such information concerning such Third Party Arrangement as the Creditor Parties reasonably request, (ii) immediately prepay the Existing Notes with the proceeds of all up-front licensing fees and other amounts (net of contractually required royalties and expenses approved by the Creditor Parties in their reasonable discretion) paid by such third party in connection with the parties entering into such Third Party Arrangement, less certain amounts requested by Biovest, and approved by the Creditor Parties in their reasonable discretion, for working capital necessary for Biovest and its Subsidiaries over the immediately following twelve (12) month period including amounts necessary for activities required by such Third Party Arrangement, all as demonstrated to the Creditor Parties by written projections in form and substance acceptable to Creditor Parties and (iii) within one (1) Business Day of entering into such Third Party Arrangement, provide Creditor Parties with true and correct copies of all fully executed documentation relating to such Third Party Arrangement and such evidence of the amount of all licensing fees and other consideration paid or payable by the applicable third party in connection with such Third Party Arrangement as is reasonably requested by the Creditor Parties. All amounts so prepaid may be applied to the Obligations by the Creditor Parties in such manner as the Creditor Parties may elect in their sole discretion. Nothing contained herein shall constitute Creditor Parties’ consent to any Third Party Arrangement which would otherwise be prohibited by the terms of any of the Documents. It is understood that after all Obligations (as defined in the Documents) have been indefeasibly satisfied in full, Creditor Parties shall thereafter no longer by entitled to receive any additional proceeds otherwise required to be paid to Creditor Parties pursuant to this paragraph, it being further understood that nothing contained herein shall constitute a waiver of, or otherwise be deemed to modify, any Creditor Party’s rights to receive royalties or any other sums payable to any Creditor Party pursuant to the terms of any other agreement, document or instrument between Biovest and/or any of its subsidiaries or affiliates, on the one hand, and any Creditor Party, on the other hand.

This letter agreement shall become effective upon execution by each of the Creditor Parties and receipt by the Creditor Parties of (a) a copy of this letter agreement duly executed by Biovest, (b) a Reaffirmation and Ratification Agreement (the “Reaffirmation Agreement”) in form and substance satisfactory to the Creditor Parties duly executed by Biovest, Biovax, Inc., Autovaxid, Inc., Biolender LLC, Biolender II, LLC, Revimmune LLC and Accentia Biopharmaceuticals, Inc. (collectively, the “Reaffirming Guarantors”) and (c) certified copies of (i) resolutions of the board of directors of Biovest authorizing Biovest to enter into this letter agreement and all other documents, instruments and agreements required by the Creditor Parties in connection herewith and (ii) resolutions of the board of directors, managers and/or members of each Reaffirming Guarantor authorizing them to enter into the Reaffirmation Agreement.

The Creditor Parties and Biovest agree that, as of the date hereof, the outstanding principal balance of the Existing Notes are as follows:

Laurus March 2006 Note— principal balance of $5,681,095.16;

Valens US October 2007 Note— principal balance of $245,000;

Valens Off Shore II October 2007 Note— principal balance of $255,000;

Valens US December 2007 Note— principal balance of $4,900,000;

Valens Off Shore II December 2007 Note— principal balance of $3,600,000;

Total principal balance of all Existing Notes—principal balance of $14,681,095.16

Except as specifically amended herein, the Documents and all other documents, instruments and agreements entered into in connection therewith (the “Other Documents”) shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy, nor constitute a waiver of any provision of any Document or any of the Other Documents. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

Biovest shall pay all of the Creditor Parties’ out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel, in connection with (x) the preparation, execution and delivery of this letter agreement and all instruments, documents and agreements related hereto, and (y) in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this letter agreement and/or any instrument, document or agreement related hereto. Biovest shall also pay all of the Creditor Parties’ reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this letter agreement or any instrument, document and/or agreement related hereto and (b) the Creditor Parties’ obtaining performance of the obligations under this letter agreement and any instrument, document and/or agreement related hereto. All such costs and expenses shall be payable on demand and shall be secured by the Collateral (as defined in the Documents).

From and after the execution and delivery hereof by the parties hereto, this letter shall constitute a Related Agreement for all purposes of the Documents. Biovest’s failure to timely perform any of its obligations hereunder shall constitute a default and any Event of Default under each of the Documents.

[Remainder of Page Intentionally Left Blank]

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

		By:	/s/ Soondra Appavoo
		Name:	Soondra Appavoo
		Title:	Authorized Signatory

CONSENTED AND AGREED TO:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO